                                     BYLAWS

                                       OF

                       MICRODYNE OUTSOURCING INCORPORATED

                                   ARTICLE I
                             MEETING OF STOCKHOLDERS
                             -----------------------

                  Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the corporation or at such other place within the United States as shall be stated in the notice of the meeting.

                  Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the corporation shall be held within six
         (6) months of the close of the corporation's fiscal year at such location and at such date and time as may be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held at the same time on the next succeeding business day.

                  Section 3. SPECIAL MEETINGS. The President or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than thirty- three percent (33%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs, and Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

                  Section 4. NOTICE. Not less than ten nor more than ninety days before the date of every meeting of stockholders, the Secretary shall give, to each stockholder entitled to vote who is entitled to notice by statute, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage prepaid.

                  Section 5. SCOPE OF NOTICE. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice. Any business of the corporation may be transacted at the annual meeting without being specifically



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                                                                           2


         designated in the notice, except such business as is required by statute to be stated in such notice.

                  Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  Section 7. VOTING. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

                  Section 8. PROXIES. A stockholder may vote the shares owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                  Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, when entitled to be voted, may be voted by the president or vice-president or by proxy appointed by the president or a vice-president of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the Board of Directors of such other corporation presents a certified copy of such bylaws or resolution, in which case such person may vote such shares. Any fiduciary may vote shares standing in his name as such fiduciary, either in person or by proxy.

                  Shares of its own stock directly or indirectly owned by this corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                  Section 10. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of


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                                                                            3


         shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

                  Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  Section 11. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the stockholders. Such consents and waivers may be signed by different stockholders on separate counterparts.

                                   ARTICLE II
                                    DIRECTORS
                                    ---------

                  Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

                  Section 2. NUMBER, TENURE AND QUALIFICATION. The number of directors of the corporation shall be that number set forth in the Articles of Incorporation of the Corporation, or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors, provided, however, that the number of Directors shall never be more than fifteen (15) nor less than the minimum number required by Section 2-402 of the Corporations and Associations Article of the Annotated Code of Maryland, as may be amended from time to time, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

                  Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held promptly after the annual meeting of stockholders, no notice other than this bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.

                  Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of





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         Directors may fix any place, either within or without the
         State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

                  Section 5. NOTICE. Notice of any special meeting to be provided herein shall be given by written notice delivered personally, telegraphed or mailed to each director at his business or residence at least two (2) days prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice is to be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute or these Bylaws.

                  Section 6. QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                  The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

                  Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or these Bylaws.

                  Section 8. VACANCIES. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority vote of the remaining directors, although such majority is less than a quorum. Any vacancy occurring in the Board of Directors by reason of an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders or until his or her successor is elected and qualifies.

                  Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different directors on separate counterparts.

                  Section 10. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the Board of Directors, or of any committee thereof, but






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         nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  Section 11. REMOVAL OF DIRECTORS. The stockholders may, at any time, remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast on the matter, and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director.

                                  ARTICLE III
                                   COMMITTEES
                                   ----------

                  Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

                  Section 2. DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the Corporations and Associations Article in the Annotated Code of Maryland, as may be amended from time to time.

                  Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at such meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent members.

                  Section 4. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different members of a committee on separate counterparts.

                                   ARTICLE IV
                                    OFFICERS

                  Section 1. POWERS AND DUTIES. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice-President may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent.

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                                                                            6

                  Section 2. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

                  Section 4. PRESIDENT. The President shall be the principal executive officer of the corporation, shall in general supervise and control all of the business and affairs of the corporation and shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him by the Board of Directors.

                  Section 5. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

                  Section 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

                  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

                  Section 7. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary. The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors to appoint them to their




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         respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the President or the Board of Directors.

                  Section 8. ANNUAL REPORT. The President or other executive officer of the corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a statement of the results of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within twenty (20) days thereafter at the principal office of the corporation in the State of Maryland.

                  Section 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

                  Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                  Section 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                  Section 3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors, or officers of the corporation authorized by the Board of Directors, may select.

                                   ARTICLE VI
                                 SHARES OF STOCK
                                 ---------------

                  Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock owned by him or her in the corporation. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered. If the corporation issues, from time to time, several classes of stock, each class may have its own number or series. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer has not ceased to be such officer as of the date of its issue. Each certificate representing stock which is restricted or limited as to its transferability or voting powers,



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                                                                           8


         which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the corporation, shall have a statement of such restriction, limitation, preference or redemption provisions, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the corporation may set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

                  Section 2. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in the fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

                  Section 3. LOST CERTIFICATE. The Board of Directors may direct a new certificate of be issued in the place of any certificate theretofore issued by the corporation alleged to have been stolen, lost or destroyed upon making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

                  Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

                  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.
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                                                                           9

                  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

                  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                                  ARTICLE VII
                                   FISCAL YEAR
                                   -----------

                  The Board of Directors shall have the power, from time to time, to fix the fiscal year of the corporation by a duly adopted resolution.

                                  ARTICLE VIII
                                    DIVIDENDS
                                    ---------

                  Section 1. DECLARATION. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of the charter of the corporation, may be declared by the Board of Directors at any meeting, pursuant to law. Dividends may be paid in cash, property or shares of the corporation, subject to the provisions of law and of the charter.

                  Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                                      SEAL
                                      ----

                  Section 1. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated Maryland". The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

                  Section 2. AFFIXING SEAL Whenever the corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of law, rule or





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                                                                            10

         regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the authorized officer.

                                   ARTICLE X
                                  STOCK LEDGER
                                  ------------

                  The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the names and addresses of all the stockholders and the number of shares of each class held by each stockholder.

                                   ARTICLE XI
                                 INDEMNIFICATION
                                 ---------------

                  The Corporation shall indemnify its directors and officers to the full extent permitted by the general corporate laws of the State of Maryland, now or hereafter in force, including the advance of expenses under the procedures provided by such laws.

                  In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the corporation to the full extent permitted by law.

                  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was serving the corporation or any other entity at the request of the corporation, in any capacity, against any liability, whether or not the corporation would have the power to indemnify him against such liability.

                  This Article shall not limit the corporation's power to indemnify against liabilities other than those arising from a person's serving the corporation as an officer, director, employee or agent.

                                  ARTICLE XII
                                WAIVER OF NOTICE
                                ----------------

                  Whenever any notice is required to be given pursuant to the charter or Bylaws of the corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIII
                               AMENDMENT OF BYLAWS
                               -------------------

                  Section 1. BY DIRECTORS. The Board of Directors shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof be included in





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                                                                           11


         the notice of such special meeting, to alter or repeal any Bylaws of the corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal this Section or any Bylaws made by the stockholders.

                  Section 2. BY STOCKHOLDERS. The Stockholders shall have the power, at any annual meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any Bylaws of the corporation and to make new Bylaws.